EXHIBIT 10.20

AMENDMENT 2009-2

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company deems it necessary, and in the best interests of the Plan and the Company, to amend the Plan to reflect certain changes required by the Pension Protection Act of 2006 and the Heroes Earnings and Assistance Relief Act of 2008.

NOW, THEREFORE, the Plan is amended, effective as of January 1, 2007 (unless otherwise noted) as follows:

1.	Effective as of January 1, 2009, the definition of “Compensation” in Section 1.2 of the Plan is hereby amended by adding the following paragraph to the end thereof:

“Notwithstanding the foregoing, for all Plan Years beginning on or after January 1, 2009, ‘Compensation’ shall also include any payment made by the Company or a Participating Affiliate to an Employee who is performing active military service that represents all or some of the wages that the Employee would have received from the Company or a Participating Affiliate if the Employee were still actively employed.”

2.	Section 6.2(a) of the Plan is hereby amended by adding a new subsection “(5)” to read as follows:

“(5) During a Participant’s period of employment with the Company or a Participating Affiliate (including periods while on a leave of absence as defined in the definition of ‘Employment’ in Section 1.2 of the Plan, or, in the case of the Participant’s death, periods of ‘qualified military service’ as defined in Section 414(u) of the Code), in the event of his death, Disability, attainment of Normal Retirement Age, or a judicial declaration of his mental incompetence, the Participant shall become one hundred percent (100%) vested, regardless of his number of Years of Service.”

3.	Effective as of January 1, 2008, Section 7.8(d) of the Plan is hereby amended by adding the following immediately to the end thereof:

“With respect to Eligible Rollover Distributions made on or after January 1, 2008, an Eligible Retirement Plan shall also include a Roth IRA as described in Section 408A of the Code, provided that the Distributee is not restricted from making such a rollover from this Plan to a Roth IRA pursuant to Section 408A(c) of the Code.”

4.	The first paragraph of Section 7.1(e) of the Plan is hereby amended in its entirety to read as follows:

“(e) Notwithstanding the foregoing, if the nonforfeitable balance in the Participant’s Accounts as adjusted, if required, under Section 3.9 plus any contributions to the Participant’s Accounts during the Plan Year exceeds (as of the most recent Valuation Date and any Valuation Date that next preceded any scheduled periodic distribution under an optional form of benefit under which at least one scheduled periodic distribution has been made) $3,500 (or, effective January 1, 1998, $5,000), a Participant’s distribution in accordance with Section 7.1(a) shall not be made until after the Participant (i) consents to a distribution of the nonforfeitable balance of his Accounts, (ii) attains his Normal Retirement Age or (iii) dies. An explanation of the Participant’s right to defer distribution of the nonforfeitable balance of his Accounts shall be provided to the Participant no less than 30 days and no more than 180 days before the date such distribution is to be made (or within such other period as regulations as the Secretary of the Treasury may permit). If the Participant does not so consent, the distribution of the amounts payable shall be delayed pursuant to the first sentence of this subsection (e). However, a Participant may elect (with spousal consent as provided in Section 7.2(d)(2)), a distribution within 30 days of his or her receipt of such notice, so long as the distribution to the Participant commences more than 7 days after Participant’s receipt of the notice. Further, to the extent that the nonforfeitable balance of a terminating Participant’s Accounts is a distribution to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided that: (1) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects an immediate distribution.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this 15th day of December, 2009.

MERCURY GENERAL CORPORATION

By:	/s/ Gabriel Tirador

Its:	President and CEO